Exhibit 1.1
EXECUTION VERSION
WILLIAMS PARTNERS L.P.
8,000,000 Common Units
Representing Limited Partner Interests
Underwriting Agreement
December 14, 2010
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
   as Representatives of the Underwriters
   named in Schedule 1 hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Williams Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), 8,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC shall act as representatives (the “Representatives”) of the several Underwriters.
          In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 1,200,000 Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).
          Williams Partners GP LLC (the “General Partner”), a Delaware limited liability company and a wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation (“Williams”), is the general partner of the Partnership and owns a 2% general partner interest, an approximate 75% limited partner interest and incentive distribution rights in the Partnership. All of the Partnership’s activities are conducted through Williams Partners Operating LLC, a Delaware limited liability company wholly owned by the Partnership (“OLLC”). The Partnership and the General Partner are sometimes referred to as the “Williams Parties” and each a “Williams Party”) and the Williams Parties together with the Partnership’s subsidiaries are sometimes referred to as the “Partnership Entities” and each a “Partnership Entity.”
          The Partnership intends to use the net proceeds from this offering for general partnership purposes, including those purposes more specifically set forth in the Prospectus.
          This is to confirm the agreement (this “Agreement”) concerning the purchase of the Firm Units and the Option Units, if any, from the Partnership by the Underwriters.
          As used in this Agreement:
               (i) “Applicable Time” means 8:45 a.m. (New York City time) on December 14, 2010, which the Underwriters have informed the Partnership and its counsel is a time prior to the time of the first sale of the Units;
               (ii) “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
               (iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
               (iv) “Preliminary Prospectus” means any preliminary prospectus included in such registration statement or filed with the Commission by the Partnership pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;
               (v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the number of Common Units and the public offering price per Common Unit, and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
               (vi) “Prospectus” means the prospectus supplement relating to the Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable time together with the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended prior to the date hereof; and
               (vii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-162713), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement. Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof) and deemed part of such registration statement pursuant to Rule 430B.
               Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.
     Section 1. Representations, Warranties and Agreements of the Williams Parties.
          The Williams Parties jointly and severally represent, warrant and agree that:
               (a) An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (as defined below) on Form S-3 (File No. 333-162713) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Partnership to the Representatives. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of Registration Statement.
               (b) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163 and

(iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.
               (c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents incorporated by reference therein will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
               (d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each of the statements made by the Partnership in the Registration Statement and any further amendments to the Registration Statement within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
               (e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and each of the statements made or to be made by the Partnership in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

               (f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
               (g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
               (h) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) and each electronic road show, if any, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from an Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).
               (i) Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
               (j) The Partnership has been duly formed, is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has the limited partnership power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”).

               (k) The General Partner has been duly formed, is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”) except (i) for restrictions on transferability contained in the Partnership Agreement; (ii) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); or (iii) to the extent any such Liens would not have a Material Adverse Effect. Williams indirectly owns a 100% limited liability company interest in the General Partner free and clear of all Liens except (i) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect; such limited liability company interest has been issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (as the same may be amended and restated on or prior to each Delivery Date, the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
               (l) Each subsidiary of the Partnership listed on Annex I (each, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized or validly formed, is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has the power (corporate or other) and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.
               (m) As of the respective dates of the most recent Preliminary Prospectus and the Prospectus, other than the Units to be offered by the Partnership under this Agreement, the Partnership has no limited partner interests issued and outstanding other than the following:
                    (i) an aggregate of 216,462,665 Common Units representing limited partner interests in the Partnership held by affiliates of Williams (the “Sponsor Units”) representing an aggregate approximate 75% limited partner interest in the Partnership;
                    (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and

                    (iii) 65,381,910 Common Units issued to public unitholders representing an aggregate approximate 23% limited partner interest in the Partnership (the “Existing Public Units”).
               All of such Sponsor Units, Incentive Distribution Rights, Existing Public Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and affiliates of Williams own such Sponsor Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens except (i) with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the most recent Preliminary Prospectus and the Prospectus and (ii) to the extent any such Liens would not have a Material Adverse Effect.
               (n) The Firm Units and the Option Units, if any, to be issued and sold by the Partnership to the Underwriters under this Agreement have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Firm Units and the Option Units, if any, when issued and delivered against payment therefor in accordance with this Agreement, will conform in all material respects to the descriptions thereof contained in the most recent Preliminary Prospectus and the Prospectus; and other than the Sponsor Units, the Incentive Distribution Rights and the Existing Public Units, the Firm Units and the Option Units, if any, will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date other than any Common Units issued after the date of this Agreement to participants of the General Partner’s Long-Term Incentive Plan (the “LTIP”) pursuant thereto.
               (o) OLLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has the limited liability company power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Partnership is the sole member of OLLC and owns a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of OLLC (as the same may be amended and restated on or prior to each Delivery Date, the “OLLC Agreement”) and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens except (i) as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) to the extent any such Liens would not have a Material Adverse Effect.

               (p) Except as described in the most recent Preliminary Prospectus and the Prospectus or as provided in the Partnership’s revolving credit facility or the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or (ii) any limited liability company interests in the General Partner or OLLC, in each case pursuant to the Partnership Agreement, the OLLC Agreement or the GP LLC Agreement, as applicable, each as amended or restated on or prior to each Delivery Date (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of the Partnership, the General Partner or OLLC is a party or by which any one of them may be bound. Except as provided in the Partnership Agreement, as described in the most recent Preliminary Prospectus and the Prospectus, or for restricted units granted under the LTIP, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
               (q) The Partnership has all requisite power and authority to issue, sell and deliver the Firm Units and the Option Units, if any, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Firm Units and the Option Units, if any, shall have been validly taken.
               (r) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each Williams Party and, assuming due authorization, execution and delivery by the Representatives, constitutes the valid and binding agreement of each of the Williams Parties, enforceable against each of the Williams Parties in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.
               (s) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.
               (t) The GP LLC Agreement has been duly authorized, executed and delivered by the party thereto, and is a valid and legally binding agreement of the party thereto, enforceable against the party thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.
               (u) The OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.
               (v) The Organizational Agreement of each Subsidiary has been duly authorized, executed and delivered by each of the parties thereto, and is a valid and legally binding agreement of each of the parties thereto, enforceable against each of the parties thereto in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy.
               (w) None of the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the execution, delivery and performance of this Agreement by the Williams Parties (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of either of the Williams Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Parties or Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Parties or Subsidiaries or any of their properties in a proceeding to which either of them or their property is a party or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Williams Parties or Subsidiaries, except for such conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               (x) Except for (i) the registration of the Units under and related filings pursuant to the Securities Act, (ii) such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Units by the Underwriters, (iii) such consents, approvals, authorizations or order of, or filings or registrations with, any court or governmental agency or body having jurisdiction over any of the Williams Parties or Subsidiaries or any of their properties or assets (each for purposes of this Section 1(x) being referred to as a “consent”) that have been, or prior to each Delivery Date will be, obtained, no consent is required for the execution, delivery and performance of this Agreement by the Williams Parties and the issuance and sale of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus.
               (y) Except as described in the most recent Preliminary Prospectus, the Prospectus and the Partnership Agreement, no holders of securities of either of the Williams Parties have rights to the registration of such securities in connection with the sale of the Units.
               (z) None of the Williams Parties or Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would be reasonably likely to result in any Material Adverse Effect, or any development involving a material adverse change in or affecting the financial condition, results of operations, business or prospects of the Partnership Entities (taken as a whole), otherwise than as disclosed or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), and, since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or since the date of the Pricing Disclosure Package, there has not been (i) any material adverse change in the capital structure or long-term debt of any of the Williams Parties or Subsidiaries (taken as a whole), (ii) any material adverse change in or affecting the financial condition, results of operations, business or prospects of the Williams Parties or Subsidiaries (taken as a whole), or (iii) any transaction entered into by any of the Williams Parties or Subsidiaries, other than in the ordinary course of business, that is material to the Williams Parties or Subsidiaries (taken as a whole) other than as disclosed, in each case, in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
               (aa) The consolidated financial statements filed with or as part of any document filed by the Partnership with the Commission and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, all in conformity with generally accepted accounting principles (subject, in the case of interim statements, to normal year-end audit adjustments); and the Partnership has no material contingent obligation which is not disclosed in the financial statements or in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
               (bb) Ernst & Young LLP, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Preliminary Prospectus and the Prospectus, are independent auditors within the meaning of the rules and regulations promulgated under the Act.

               (cc) Except with respect to pipeline rights-of-way, the Williams Parties and the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described as owned by any of them in the most recent Preliminary Prospectus and the Prospectus, in each case free and clear of all Liens, except (i) as are described in the most recent Preliminary Prospectus and the Prospectus, (ii) as do not materially interfere with the use made in the aggregate of such properties, as described in the most recent Preliminary Prospectus and the Prospectus, (iii) as are permitted under the Partnership’s Credit Agreement dated as of February 17, 2010, or (iv) as would not reasonably be expected to have a Material Adverse Effect. With respect to title to pipeline rights-of-way, the Williams Parties represent only that no Williams Party or Subsidiary has received any actual notice or claim from any owner of land upon which any pipeline owned by any Williams Party or Subsidiary (as described in the most recent Preliminary Prospectus and the Prospectus) is located that such entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they are used and occupied (as described in the most recent Preliminary Prospectus and the Prospectus) and that would reasonably be expected to result in a Material Adverse Effect.
               (dd) Each of the Williams Parties and Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable in accordance with customary practices for companies engaged in similar businesses in similar industries for the conduct of their respective businesses and the value of their respective properties.
               (ee) Except as described in the most recent Preliminary Prospectus and the Prospectus, there is no action, suit or proceeding before any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of any Williams Party, threatened against or affecting any Williams Party or Subsidiary or to which any of their properties are subject that would reasonably be expected to result in any Material Adverse Effect, or would reasonably be expected to directly affect the issuance of the Units contemplated by this Agreement.
               (ff) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Summary—The Offering,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, are accurate summaries in all material respects.
               (gg) Each of the Williams Parties and the Subsidiaries has filed all federal, state and local income and franchise tax returns which are required to be filed by it and has paid all taxes due thereon, other than those which, if not filed or paid, would not have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings and where such Williams Party or Subsidiary, as applicable, has maintained in accordance with generally accepted accounting principles appropriate reserves for the accrual of any of the same.
               (hh) The Williams Parties (i) make and keep books and records which accurately reflect transactions and dispositions of their assets and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C)

access to their assets is permitted only in accordance with management’s general or specific authorization.
               (ii) Each of the Partnership, Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline GP has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); and such disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by such entity in the reports it files or submits under the Exchange Act is accumulated and communicated to the management of such entity, including its respective and the General Partner’s principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure and (ii) are effective at a reasonable assurance level to perform the functions for which they were established.
               (jj) Since the date of the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, the General Partner’s and the Partnership’s auditors and the audit committee of the General Partner (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which (x) have not been described to counsel for the Underwriters or (y) are reasonably likely to adversely affect the General Partner’s or the Partnership’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the General Partner’s or the Partnership’s internal controls over financial reporting.
               (kk) Since the date of the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009, to the best knowledge of the General Partner and the Partnership, there have been no material changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect internal controls over financial reporting except as disclosed in the Pricing Disclosure Package and the Prospectus (including, for absence of doubt, the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is incorporated by reference in the Pricing Disclosure Package and the Prospectus), exclusive of any amendment or supplement thereto.
               (ll) The Partnership is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
               (mm) None of the Williams Parties or the Subsidiaries is (i) in violation of its agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect.
               (nn) Each of the Williams Parties and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, with respect to (i), (ii) and (iii), as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not be reasonably likely to, singly or in the aggregate, have a Material Adverse Effect.
               (oo) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any Williams Party or Subsidiary (or, to the knowledge of any Williams Party, any predecessors in interest to any of the foregoing) at, upon or from any of the property now or previously owned or leased by any Williams Party or Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any Williams Party or Subsidiary or with respect to which any Williams Party or Subsidiary has knowledge, except as may be disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
               (pp) Except as disclosed in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), or to the extent that a breach of any of the following representations would not reasonably be expected to result in a Material Adverse Effect: each Williams Party and Subsidiary is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); no Reportable Event described in Section 4043(c) of ERISA (other than a “reportable event” not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation or other than a “reportable event” as such term is described in Section 4043(c)(3) of ERISA) has occurred with respect to any “pension plan” (as defined by ERISA) for which any Williams Party or

Subsidiary would have any liability; no Williams Party or Subsidiary has incurred or reasonably expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which any Williams Party or Subsidiary would have any liability is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.
               (qq) Each of the Williams Parties and the Subsidiaries has obtained all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals (collectively, the “Licenses”) necessary to own, hold, or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to possess such Licenses would not reasonably be expected to have a Material Adverse Effect, and none of the Williams Parties or the Subsidiaries has received any written notice of proceedings relating to revocation or modification of any such Licenses, except to the extent that any such revocation or modification would not have a Material Adverse Effect.
               (rr) The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
               (ss) None of the Williams Parties has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Sections 1(i) or 5(a)(vi).
               (tt) The Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
               (uu) The Partnership’s subsidiaries (other than the Subsidiaries) had an aggregate operating profit of less than 10% of the Partnership’s consolidated operating profit for the nine months ended September 30, 2010.
               Each certificate signed by or on behalf of any of the Williams Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by each such Williams Party to the Underwriters as to the matters covered thereby.
     Section 2. Purchase of the Units by the Underwriters.
               On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units as the Representatives may determine.
               In addition, the Partnership grants to the Underwriters an option to purchase up to 1,200,000 Common Units, severally and not jointly. Such option (the “Option”) is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.
               The price of both the Firm Units and any Option Units shall be $46.11 per Common Unit.
               The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.
Section 3. Offering of Units by the Underwriters.
                    Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.
Section 4. Delivery of and Payment for the Units.
               Delivery of and payment for the Firm Units shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 at 10:00 A.M., New York, New York time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representatives and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representatives for the account of each Underwriter in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
               The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the Option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”
               Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement among the Representatives and the Partnership) at 10:00 A.M., New York, New York time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter in book entry form through the facilities of DTC against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.
Section 5. Further Agreements of the Williams Parties.
                    (a) Each of the Williams Parties, jointly and severally, covenants and agrees with each Underwriter:
               (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal; and to pay any fees required by the Commission relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r);
               (ii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;
               (iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus; and (D) other than documents available by EDGAR (as defined below) any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance;
               (iv) To file promptly with the Commission any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission;
               (v) During such period as the Underwriters are required to deliver a prospectus in connection with the offering contemplated hereby, prior to filing with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any amendment to an document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent shall not be reasonably withheld and which shall be provided to the Partnership promptly after having been given notice of the proposed filing; provided that, the foregoing provision shall not apply if such filing is, in the judgment of counsel to the Partnership, required by law;
               (vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Barclays Capital Inc. and Citigroup Global Markets Inc.;
               (vii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
               (viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to the Partnership’s security holders and to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);
               (ix) For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives a copy of all materials furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;
               (x) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;
               (xi) For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any Common Units or securities convertible into or exchangeable for Common Units (other than the Units and Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction agreement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Barclays Capital Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters, and to cause each executive officer and director of the General Partner and unitholder of the Partnership set forth on Schedule 2 hereto to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
               (xii) To apply the net proceeds from the offering of the Units as set forth in the Prospectus;
               (xiii) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act of 1940, as amended;
               (xiv) To apply for the supplemental listing of the Units on the New York Stock Exchange (“NYSE”), and to use its reasonable best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date; and
               (xv) To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the

Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
               (b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under Rule 433 of the Rules and Regulations in connection with the offer and sale of the Units) used or referred to by such Underwriter without the prior consent of the General Partner (any such issuer information with respect to whose use the General Partner has given its consent, being defined as “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.
               (c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
               (d) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to clause (a)(i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any amendment or supplement to you in such quantities as you may reasonably request.
     Section 6. Expenses.
               The Williams Parties agree, whether or not the offering contemplated by this Agreement is consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Units (including reasonable related fees and expenses of counsel to the Underwriters); (f) the listing of the Units on the NYSE; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (h) the preparation and printing of certificates representing the Units and fees and expenses of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Williams Parties; and (j) all other costs and expenses incident to the performance of the obligations of the Williams Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Units made by the Underwriters.
     Section 7. Conditions of Underwriters’ Obligations.
               The respective obligations of the Underwriters hereunder are subject to the accuracy, on the date hereof and on each Delivery Date, of the representations and warranties of the Williams Parties contained herein, to the performance by the Williams Parties of their obligations hereunder, and to each of the following additional terms and conditions:
               (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.
               (b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package, in light of the circumstances under which such statements were made).
               (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Williams Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
               (d) Gibson, Dunn & Crutcher LLP shall have furnished to the Representatives their written opinion and negative assurance letter, as counsel to the Williams Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.
               (e) Andrews Kurth LLP shall have furnished to the Representatives their written opinion, as counsel to the Williams Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, with respect to the matters set forth in Exhibit B to this Agreement.
               (f) The Representatives shall have received from James J. Bender, internal counsel to the Partnership, his written opinion and negative assurance statement, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.
               (g) The Representatives shall have received from Latham & Watkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
               (h) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

               (i) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
               (j) On each Delivery Date, the General Partner shall have furnished to the Representatives a certificate of the General Partner, signed by an executive officer of the General Partner, dated such Delivery Date, stating that:
                    (i) the representations, warranties and agreements of the Williams Parties contained in Section 1 of this Agreement are true and correct as of such Delivery Date, and the Williams Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;
                    (ii) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officer, threatened by the Commission; all requests of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and
                    (iii) since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that would reasonably be expected to result in a prospective material adverse change in the financial condition, earnings, business or operations of the General Partner, the Partnership and its subsidiaries (taken as a whole) from that set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);
               (k) Since the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, there shall not have been any change, or any development that would reasonably be expected to result in a prospective change, in the financial condition, earnings, business or operations of the Partnership Entities (taken as a whole) from that set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.
               (l) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.
               (m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, NYSE Alternext US or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended or limited or the settlement of such trading shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), in the case of clauses (iv) and (v), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus (exclusive of any amendment or supplement thereto).
               (n) The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
               (o) The Lock-Up Agreements among the Representatives and the persons and entities set forth on Schedule 2, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.
               (p) The Williams Parties shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.
               All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     Section 8. Indemnification and Contribution.
               (a) Each of the Williams Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus (in the case of any Preliminary Prospectus or the Prospectus, in light of the circumstances under which any such statements were made) or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, in light of the circumstances under which any such statements were made or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Issuer Information, in light of the circumstances under which any such statements were made), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.
               (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Williams Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner or the Partnership), managers, officers and employees, and each person, if any, who controls any Williams Party within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which any such statements were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Williams Parties or any such director, manager, officer, employee or controlling person.
               (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present such counsel with a conflict of interest. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
               (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.
               (e) The Underwriters severally confirm and the Williams Parties acknowledge that the second full paragraph under the heading “Commissions and Expenses,” and the first full paragraph and the last sentence of the second paragraph under the heading “Stabilization, Short Positions and Penalty Bids,” each appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Williams Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
     Section 9. Defaulting Underwriters.
          If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.
               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the

Representatives or the Partnership, as the case may be, may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, any Preliminary Prospectus or the Prospectus or in any other document or arrangement.
     Section 10. Termination.
               The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(k), 7(l) or 7(m), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.
     Section 11. Reimbursement of Underwriters’ Expenses.
               If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Parties to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by any of the Williams Parties is not fulfilled, each of the Williams Parties agrees to jointly and severally, reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters severally in connection with this Agreement and the proposed purchase of the Units (the “Expenses”). If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Williams Parties shall not be obligated to reimburse any defaulting Underwriter on account of those Expenses. If this agreement is terminated pursuant to Section 10 because any of the events described in Section 7(m) shall have occurred, the Williams Parties will reimburse the Underwriters severally through the Representatives on demand for the Expenses.
     Section 12. Research Analyst Independence.
               In addition, the Williams Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering of the Units that differ from the views of their respective investment bankers. The Williams Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Williams Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Williams Parties by such Underwriters’ investment banking divisions. The Williams Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Partnership.

     Section 13. No Fiduciary Duty.
               Each Williams Party acknowledges and agrees that in connection with the offering of the Units, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Williams Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Williams Parties, and such relationship between the Williams Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Williams Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Williams Parties. Furthermore, the Williams Parties agree that they are solely responsible for making their own judgments and decisions in connection with this offering. Each Williams Party hereby waives any claims that the Williams Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.
     Section 14. Notices.
               All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Barclays Capital Inc. (fax no: (646) 834-8133), 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Merrill Lynch, Pierce, Fenner & Smith Incorporated (fax no.: (646) 855-3073), Attention: Syndicate Department, with a copy to (fax no.: (212) 230-8730), Attention: ECM Legal; or, if sent to the Williams Parties, will be mailed, delivered or telefaxed to c/o Williams Partners L.P., (918) 573-2065 and confirmed to it at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: Treasurer, with a copy mailed, delivered or telefaxed to Gibson, Dunn & Crutcher LLP, Attn: Richard M. Russo (fax no.: (303) 313-2838) and confirmed at (303) 298-5715).
     Section 15. Successors.
          This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     Section 16. Survival.
               The respective indemnities, representations, warranties and agreements of the Williams Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the

Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     Section 17. Definition of the Terms “Business Day” and “subsidiary”.
               For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405 of the Rules and Regulations.
     Section 18. Applicable Law and Waiver of Jury Trial.
               (a) THIS AGREEMENT IS GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANY OTHER STATE. THE WILLIAMS PARTIES AND THE UNDERWRITERS EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO OR ARISING OUT OF THE TERMS OF THIS AGREEMENT AND THE OFFERING CONTEMPLATED HEREBY.
               (b) The parties hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the terms of this Agreement and the offering contemplated hereby, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and each party irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the party set forth under Notices herein. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that either party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to its obligations hereunder, each waives such immunity to the extent permitted by applicable law.

     Section 19. Counterparts.
               This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     Section 20. Headings.
               The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages follow.]

               If the foregoing correctly sets forth the agreement among the Williams Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Williams Partners GP LLC
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Treasurer

Williams Partners L.P. By: Williams Partners GP LLC, its General Partner
By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule 1 hereto. Barclays Capital Inc.
By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

Citigroup Global Markets Inc.
By:	/s/ Michael Casey
	Name:	Michael Casey
	Title:	Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Managing Director

Morgan Stanley & Co. Incorporated
By:	/s/ Peter C. Bowden
	Name:	Peter C. Bowden
	Title:	Executive Director

J.P. Morgan Securities LLC
By:	/s/ Geoffrey Paul
	Name:	Geoffrey Paul
	Title:	Vice President

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto.

SCHEDULE 1

Number of Firm Units
Underwriters	be Purchased

Barclays Capital Inc.	1,220,000
Citigroup Global Markets Inc.	1,220,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,220,000
Morgan Stanley & Co. Incorporated	1,220,000
J.P. Morgan Securities LLC	820,000
Credit Suisse Securities (USA) LLC	460,000
Goldman, Sachs & Co.	460,000
RBC Capital Markets, LLC	460,000
UBS Securities LLC	460,000
Wells Fargo Securities, LLC	460,000
Total	8,000,000

SCHEDULE 2
PERSONS DELIVERING LOCK-UP AGREEMENTS
Steven J. Malcolm
Donald R. Chappel
Alan S. Armstrong
James J. Bender
Philip D. Wright
Ted T. Timmermans
H. Brent Austin
H. Michael Krimbill
Alice M. Peterson
The Williams Companies, Inc., and any of its direct or indirect subsidiaries that own the Partnership’s Common Units.

ANNEX I
SUBSIDIARIES
Northwest Pipeline GP
Transcontinental Gas Pipe Line Company, LLC
Wamsutter LLC
Williams Field Services Company, LLC
Williams Field Services Group, LLC
Williams Field Services — Gulf Coast Company, LP
Williams Four Corners LLC
Williams Mobile Bay Producers Services, LLC
Williams Partners Operating LLC

EXHIBIT A
LOCK-UP LETTER AGREEMENT
Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
   as Representatives of the Underwriters
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Dear Sirs:
     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common units representing limited partner interests (the “Common Units”) of Williams Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement (other than any registration statement on Form S-8) with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing for a period of 45 days after the date of the final Prospectus relating to the Offering (such 45 day period, the “Lock-Up Period”). The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 45-day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies Barclays Capital Inc. and Citigroup Global Markets Inc. at least two business days prior to the proposed transfer or disposition.
     In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.
     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.
     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Partnership and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:
Name:
Title:

Dated: December ___, 2010

EXHIBIT B
FORM OF ANDREWS KURTH LLP OPINION
          1. The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
          2. The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Tax Considerations,” and “Material Tax Considerations” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects, subject to the qualifications and assumptions stated therein.

EXHIBIT C
PRICING INFORMATION
Issuer: Williams Partners L.P.
Symbol: WPZ
Units offered: 8,000,000 common units
Greenshoe: 1,200,000 common units
Price to public: $47.55 per common unit
Gross Proceeds: $380,400,000 (pre greenshoe)
Closing date: December 17, 2010
CUSIP: 96950F104

Underwriters:	Barclays Capital Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC